UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2005

NEW MORNING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-29260
(Commission File Number)

86-1040643

(IRS Employer Identification Number)


3155 East Patrick Lane, Suite 1
Las Vegas, Nevada 89120
(Address of principal executive offices)

832-225-1372
(Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2005, the New Morning Corporation shareholders voted to amend the Articles of Incorporation. The name of the corporation was changed to Windown Rock Capital Corporation (hereinafter the Company).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 27, 2005, Mr. Jie "Jack" Guo resigned as Chief Executive Officer and Chairman of the Board of Directors of Window Rock Capital Corporation. Mr. Guo has provided experience and leadership to the Company and he has decided to continue his position on the Board of Directors. However, he believes that it would be a better use of his time to focus on creating a market for the Company's diabetes productS. He has decided to let others spend time on the executive managerial duties of operating the Company. The Board of Directors has accepted Mr. Guo's resignations. There were no disagreements between Mr. Guo and the Company.

On May 27, 2005, the Board of Directors held a special meeting of the Board of Directors and:
1. Appointed Mr. Charles R. Shirley to the official positions of Chairman of the Board of Directors and Chief Executive Officer.
2. Accepted the resignation of Mr. Guo as CEO and Chairman of the Board.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Regulation
S-B Number	Document

      99.1	Press Release dated May 31, 2005

      99.2 Articles of Amendment to the Articles of Incorporation dated April 26, 2005

      99.3	Directors Resolutions dated May 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2005
NEW MORNING CORPORATION
By: /s/ Charles R. Shirley
Name: Charles R. Shirley
Title: Chairman, CEO and Corporate Secretary